UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2007

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)    (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition

On September 17, 2007, UTStarcom, Inc. (the “Company”) issued a press release entitled “UTStarcom Provides Update on Independent Investigation of Sales Contracts in China.” A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Item 2.02 and the related exhibit filed under Item 9.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. In addition, the information in this Item 2.02 and the related exhibit filed under Item 9.01 shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporating language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 4.02   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously disclosed in its current report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2007, the Company has announced that it is conducting an independent investigation of historical sales contracts with some of its customers in China under the direction of the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) with the assistance of independent legal counsel and forensic accountants.

The investigative phase of the Audit Committee’s investigation has now been completed and it has been concluded that one of the Company’s five regions in China was impacted by revenue recognition issues. According, the Company has determined that a portion of its revenue previously recorded in this region was recognized earlier than it should have been and that the financial statements for the affected period should be restated. The revenue identified in the investigation will be deferred until such time as the Company can demonstrate that it has met all of its obligations under the contracts in question. The Company is reviewing the results of the completed phase of the investigation and is analyzing the impact on revenue recognition in the Western region of its China operations during the seven year period ended December 31, 2006. The Company does not expect this restatement to have any impact on its cash balances. The Company expects to complete this review within the next few weeks

Based on the preliminary review, on September 17, 2007, the Company’s Audit Committee, after consultation with management, concluded that the Company’s previously issued financial statements for each of the fiscal years ended December 31 in the period 2000 through 2005, the financial statements for the interim periods contained in the Quarterly Reports on Form 10-Q with respect to each of these years, and the Quarterly Reports on Form 10-Q filed with respect to each of the two quarters in the period ended June 30, 2006 should not be relied upon. The matters discussed in this Current Report on Form 8-K have been discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, but such firm has not performed review or auditing procedures on any financial information in this Form 8-K or the exhibit hereto.

Forward Looking Statements

Information in this Form 8-K regarding the timing and status of, and determinations resulting from, the Audit Committee’s independent investigation of certain historic sales contracts in China with some of the Company’s customers, the impact of the restatement on our financial and operating results, and anticipated augmentation of internal controls, as well as other expectations and beliefs, are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this Form 8-K are based upon information available to the Company as of the date of this Form 8-K, which may change, and we assume no obligation to update any such forward-looking statement. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include the final conclusions of the Audit Committee (and the timing of such conclusions) concerning matters relating to the contracts review, the timing and ability of the Company to take actions to augment internal controls, and other risks detailed from time to time in the Company’s SEC reports and filings, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

The independent investigation of the Audit Committee regarding the historical sales contracts in China and related issues is ongoing, and the determinations of the Audit Committee and the Company’s management discussed in this Form 8-K are preliminary. In addition, the investigation and possible conclusions have had and may in the future have an impact on accounting adjustments to our financial statements for the periods in question; our ability to file required reports with the SEC on a timely basis; our ability to meet the requirements of the NASDAQ Global Select Market for continued listing of our shares; potential claims and proceedings relating to such matters, including stockholder or employee litigation and action by the SEC and/or other governmental agencies; and negative tax or other implications for the Company resulting from any accounting adjustments or other factors.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits.

99.1   Press release entitled “UTStarcom Provides Update on Independent Investigation of Sales Contracts in China” dated September 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: September 17, 2007	By:	/s/ FRANCIS P. BARTON
	Name:	Francis P. Barton
	Title:	Executive Vice President and Chief Financial Officer

Exhibit List

Exhibit No.	Description
99.1	Press Release entitled “UTStarcom Provides Update on Independent Investigation of Sales Contracts in China” dated September 17, 2007.